Exhibit 99.1

Press Release

SenoRx Reports Strong First Quarter 2007 Results

Revenue Up Strongly, Driven by a 52 Percent Increase in Biopsy Disposables, Overall Gross Margins Grew to 54.1 Percent Up from 47.1 Percent

ALISO VIEJO, Calif., May 15 — SenoRx (NASDAQ: SENO) today reported financial results for its first quarter ended March 31, 2007. Revenue for the quarter increased 32 percent to $7.7 million, compared with $5.8 million in the first quarter a year ago. Gross profit increased to $4.1 million, or 54.1 percent of revenue, up from $2.7 million, or 47.1 percent of revenue, in the first quarter of 2006. Net loss for the first quarter of 2007 decreased 10 percent to $2.1 million or 90 cents per share, from $2.3 million or $1.07 per share for the first quarter last year.

“We are pleased with the strong revenue growth achieved in the first quarter, led by a 52 percent increase in Biopsy disposable revenues resulting from the continued increase in the number of new sites for our flagship EnCor system,” said Lloyd Malchow, SenoRx President and Chief Executive Officer. “Importantly, we achieved significant progress in improving our gross margin, which increased 7 percentage points from the first quarter a year ago. The improvement was driven by increased product sales resulting from our larger installed base of EnCor systems, combined with improved efficiencies related to the production of our disposable biopsy probe and leveraging our manufacturing overhead over an increased revenue base.”

On April 3, 2007 SenoRx completed its initial public offering of 5,500,000 shares of common stock at a price of $8.00 per share. On April 23, 2007 the underwriters exercised their over-allotment option to purchase an additional 825,000 shares of our common stock at $8.00 per share. The initial public offering and exercise of the over-allotment option raised $47.1 million, net of the underwriters’ fees. The proceeds from the public offering will provide the company with capital to expand selling and promotional activities, complete the development of its breast radiation balloon, and continue developmental activities supporting its product pipeline.

2007 Outlook and Guidance

“We are very encouraged about the excellent progress achieved in the first quarter of 2007,” Malchow continued. “These positive financial results, along with our current product offering and strong product pipeline, position the company well to become a leader in the diagnostic and therapeutic breast care market.”

Management’s initial guidance for full-year 2007 revenues is in the range of $33 to $35 million.

About SenoRx

SenoRx (NASDAQ: SENO), which completed its initial public offering of common stock in March 2007, develops, manufactures and sells minimally invasive medical devices used by breast care specialists for the diagnosis of breast cancer. SenoRx’s field sales organization serves over 1,000 breast diagnostic and treatment centers in the United States and Canada. With 16 products that have already received FDA 510(k) clearance across the continuum of breast care, SenoRx is developing additional minimally invasive products for diagnosis and treatment of breast cancer. For more information, visit the company’s website at www.senorx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning SenoRx's ability to successfully expand selling and promotional activities, to complete development of, and obtain FDA clearance to market, its breast radiation balloon, to successfully develop and introduce other products, and to become a leader in the diagnostic and therapeutic breast-care market, as well as financial guidance for fiscal year 2007, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause SenoRx's actual results to differ materially from the statements contained herein. SenoRx's first quarter March 31, 2007 financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. Further information on potential risk factors that could affect SenoRx's business and its financial results are detailed in its prospectus as filed with the Securities and Exchange Commission on March 29, 2007. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. SenoRx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACT:	SenoRx, Inc.
Lila Churney, Director of Investor Relations
949-362-4800 x132

SENORX, INC.

CONDENSED BALANCE SHEETS

(Unaudited)

	March 31, 2007
	Actual	Pro Forma Stockholders’ Equity (Deficit)	December 31, 2006
ASSETS
Current Assets:
Cash and cash equivalents	$3,078,834		$7,412,986
Accounts receivable, net of allowance for doubtful accounts of $120,000	4,287,481		4,241,307
Inventory	5,104,485		4,988,695
Prepaid expenses and deposits	197,102		220,659

Total current assets	12,667,902		16,863,647

Property and equipment, net	1,085,777		1,100,599

Other assets, net of accumulated depreciation of $859,492, and $539,602, respectively	2,724,375		2,017,079

TOTAL	$16,478,054		$19,981,325

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$2,548,333		$4,122,477
Accrued expenses, including accrued employee compensation of $637,232 and $507,829, respectively	2,762,914		2,109,226
Deferred revenue—current	73,600		36,050
Current portion of long-term debt	4,938,453		3,209,621

Total current liabilities	10,323,300		9,477,374
Long-term debt—less current portion	8,713,573		10,596,147
Warrant liability	1,003,422		1,529,250

Total long-term liabilities	9,716,995		12,125,397

Convertible promissory notes (at fair value)	11,800,000		11,960,000

Commitments and Contingencies (Note 11)

Stockholders’ Equity (Deficit):
Series A convertible preferred stock—$1.00 par value; 3,000,000 shares authorized, issued and outstanding (2007 and 2006) (aggregate liquidation value of $3,000,000)	3,000,000	—	3,000,000
Series B convertible preferred stock—$2.50 par value; 3,532,040 shares authorized; 3,523,040 issued and outstanding (2007 and 2006) (aggregate liquidation value of $8,807,600)	8,807,600	—	8,807,600
Series C convertible preferred stock—$1.96 par value; 19,500,000 shares authorized; 17,861,899 (2007 and 2006) issued and outstanding (aggregate liquidation value of $35,009,323)	35,009,323	—	35,009,323
Common stock, $0.001 par value—45,000,000 shares authorized; 2,401,354 (2007) and 2,339,916 (2006) issued and outstanding actual, 10,760,923 issued and outstanding pro forma	2,401	10,761	2,371
Additional paid-in capital	5,540,887	62,349,450	5,262,394
Deferred compensation	(76,492)	(76,492)	(126,658)
Accumulated deficit	(67,645,960)	(67,645,960)	(65,536,476)

Total stockholders’ equity (deficit)	(15,362,241)	(5,362,241)	(13,581,446)

TOTAL	$16,478,054	$14,678,054	$19,981,325

SENORX, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2007	2006
Net revenues	$7,700,076	$5,834,148
Cost of goods sold	3,537,344	3,086,149

Gross profit	4,162,732	2,747,999
Operating expenses:
Selling and marketing	4,300,493	3,151,833
Research and development	1,468,204	1,129,689
General and administrative	782,536	646,526

Total operating expenses	6,551,233	4,928,048

Loss from operations	(2,388,501)	(2,180,049)
Interest expense	476,870	165,112
Change in fair value of convertible promissory notes and warrant valuation	(685,828)	—
Other income—net	(70,059)	(4,193)

Loss before provision for income taxes	(2,109,484)	(2,340,968)
Provision for income taxes	—	2,000

Net loss	$(2,109,484)	$(2,342,968)

Net loss per share	$(0.90)	$(1.07)

Weighted average shares outstanding-basic and diluted	2,343,320	2,199,442

Pro forma net loss per share basic and diluted	$(0.20)

Pro forma weighted average shares outstanding-basic and diluted	10,702,889

REVENUES BY PRODUCT CLASS

(Unaudited)

	Three Months Ended March 31,
	2007	2006	% Change
Biopsy Disposables	$3,519,584	$2,308,611	52.5%
Biopsy Capital	480,828	316,030	52.1%
Diagnostic Adjunct	3,699,664	3,209,507	15.3%

Net Revenue	$7,700,076	$5,834,148	32.0%